The Mexico Fund, Inc.

Monthly Summary Report
July 2010

Prepared By:

Impulsora del Fondo México, sc
Investment Advisor to the Fund

www.themexicofund.com

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

July 31, 2010

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier

Total Net Assets1 (million US$)	$361.44	$348.58	$366.65
NAV per share	$26.84	$25.85	$21.33
Closing price NYSE2	$23.76	$22.63	$19.11
% Premium (Discount)	(11.48%)	(12.46%)	(10.41%)
Shares traded per month2 (composite figures)	696,201	656,160	698,676
Outstanding shares3	13,464,377	13,483,023	17,191,278
Shares on Short Interest Position2	3,322	3,119	50,939

Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year

Market price	8.02%	-1.63%	15.15%	36.29%
NAV per share	6.44%	-2.15%	15.60%	36.45%
Bolsa Index	6.12%	-3.77%	10.09%	24.63%
MSCI Mexico Index	6.04%	-3.84%	10.79%	23.32%

	2 Years	3 Years	5 Years	10 Years
Market price	0.65%	-10.61%	74.84%	346.93%
NAV per share	-5.72%	-18.61%	72.96%	256.57%
Bolsa Index	-6.77%	-8.94%	88.05%	267.16%
MSCI Mexico Index	-6.75%	-15.03%	64.53%	210.60%

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier

Bolsa Index5	32,308.70	31,156.97	27,043.50
Daily avg. of million shares traded	239.5	284.4	208.0
Valuation Ratios6: P/E	20.00	17.75	26.90
P/BV	2.92	2.97	2.81
EV/EBITDA	8.42	8.43	7.82
Market capitalization (billion US$)	$424.27	$404.81	$327.46

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1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.

2 Source: New York Stock Exchange

3 During July 2010, the Fund repurchased and cancelled 18,646 Fund shares at a weighted average price and discount of $23.84 and 11.73%, respectively.

4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the last US business day of the date of this report. Figures calculated using the dividend reinvestment criteria.

5 Source: Mexican Stock Exchange

6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings Before Interests, Taxes, Depreciation and Amortization.

IV. The Mexican Economy.
	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	4.59%	4.59%	4.59%
Six months	4.69%	4.72%	4.80%
One year	4.79%	4.86%	5.12%
Long-term Bonds
Three years	5.43%	5.37%	6.16%
Five years	N.A.	6.23%	6.81%
Ten years	6.88%	N.A.	8.09%
20 years	7.31%	7.79%	8.80%
30 years	7.38%	7.69%	9.08%
Currency Market8
Exchange Rate (Ps/US$)	Ps. 12.6453	Ps. 12.9409	Ps. 13.1917

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index9 (CPI)	-0.03%	1.39%	3.69%

V.    Economic Comments.

According to results of the monthly poll conducted at the end of July 2010 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will grow 4.52% and 3.62% during 2010 and 2011, respectively. The inflation rate is estimated by analysts to be 4.59% for 2010 and 3.90% for 2011. The exchange rate of the peso against the dollar is expected to end 2010 at Ps. 12.57 and at Ps. 12.82 towards the end of 2011, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 4.61% and 5.73% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

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7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.
8 Sources: Bloomberg and Banco de México
9 Source: Banco de México

VI.   PORTFOLIO OF INVESTMENTS AS OF JULY 31, 2010 (UNAUDITED)

Shares Held			Percent of
	COMMON STOCK – 92.55%	Value	Net Assets
	Airports
400,500	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	$2,136,899	0.59%
2,000,000	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. Series B	3,327,719	0.92

		5,464,618	1.51

	Beverages
2,420,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	11,828,917	3.27
1,047,500	Grupo Modelo, S.A.B. de C.V. Series C	5,691,737	1.58

		17,520,654	4.85

	Building Materials
16,560,000	Cemex, S.A.B. de C.V. Series CPO	15,714,930	4.35
1,388,700	Grupo Cementos de Chihuahua, S.A.B. de C.V.	4,749,692	1.31

		20,464,622	5.66

	Chemical Products
5,000,033	Mexichem, S.A.B. de C.V.	13,882,720	3.84

	Commercial Banks
1,039,700	Banco Compartamos, S.A., Institución de Banca Múltiple Series O	6,274,229	1.74

	Construction and Infrastructure
3,000,000	Empresas ICA, S.A.B. de C.V.	7,563,284	2.09

	Consumer Products
1,866,000	Kimberly-Clark de México, S.A.B. de C.V. Series A	11,803,701	3.27

	Financial Groups
3,566,000	Grupo Financiero Banorte, S.A.B. de C.V. Series O	13,973,200	3.87

	Food
1,800,000	Grupo Bimbo, S.A.B. de C.V. Series A	13,574,055	3.75

	Health Care
2,500,000	Genomma Lab Internacional, S.A.B. de C.V. Series B	8,522,929	2.36

	Holding Companies
1,348,000	Alfa, S.A.B. de C.V. Series A	10,515,110	2.91
2,000,000	Grupo Carso, S.A.B. de C.V. Series A1	7,514,254	2.08

		18,029,364	4.99

	Housing
1,789,100	Urbi Desarrollos Urbanos, S.A.B. de C.V.	3,470,588	0.96

	Media
5,615,000	Grupo Televisa, S.A.B. Series CPO	21,451,500	5.94

	Mining
10,990,000	Grupo México, S.A.B. de C.V. Series B	29,245,135	8.09
440,000	Industrias Peñoles, S.A.B. de C.V.	9,204,115	2.55

		38,449,250	10.64

Shares Held			Percent of
	COMMON STOCK	Value	Net Assets
	Retail
200,000	First Cash Financial Services, Inc.	4,795,932	1.33
2,000,000	Grupo Comercial Chedraui, S.A.B. de C.V. Series B	5,538,817	1.53
17,500,000	Wal-Mart de México, S.A.B. de C.V. Series V	40,687,054	11.26

		51,021,803	14.12

	Steel
905,100	Industrias CH, S.A.B. de C.V. Series B	3,255,277	0.90

	Stock Exchange
6,700,000	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	11,476,359	3.17

	Telecommunications Services
27,550,000	América Móvil, S.A.B. de C.V. Series L	68,257,890	18.89

	Total Common Stock	$334,456,043	92.55%

Securities	SHORT-TERM SECURITIES - 6.95%
Principal Amount
	Repurchase Agreements
$21,262,022	BBVA Bancomer, S.A., 4.35%, dated 07/30/10, due 08/02/10 repurchase price $21,269,729, collateralized by Bonos del Gobierno Federal.	$21,262,022	5.88%
	Time Deposits
	Comerica Bank, 0.15%, dated 07/30/10, due 08/02/10	3,863,041	1.07

	Total Short-Term Securities	25,125,063	6.95

	Total Investments	359,581,106	99.50

	Other Assets in Excess of Liabilities	1,787,347	0.50

	Net Assets Equivalent to $26.84 per share on 13,464,377 shares of capital stock outstanding	$361,368,453	100.00%

VII. The Mexico Fund, Inc. Charts

VII. The Mexico Fund, Inc. Charts (continued)